As filed with the Securities and Exchange Commission on January 19, 2011
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ANCESTRY.COM INC.
(Exact name of registrant as specified in its charter)

DELAWARE	7379	26-1235962
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification No.)

360 West 4800 North
Provo, UT 84604
(801) 705-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy Sullivan
Chief Executive Officer
360 West 4800 North
Provo, UT 84604
(801) 705-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Barbara L. Becker
Andrew L. Fabens
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
Tel: (212) 351-4000
Fax: (212) 351-4035

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered	Per Share	Offering Price	Registration Fee
Common Stock, $0.001 par value per share	1,022,408 shares(1)	$33.82 (2)	$34,577,872.38	$4,014.49

(1)	Pursuant to Rule 416 under the Securities Act, we are also registering an indeterminable number of shares of common stock as may be issued in connection with a stock split, stock dividend, recapitalization or similar event.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, on the basis of the average high and low sales prices of the common stock on The Nasdaq Global Select Market on January 14, 2011.

PROSPECTUS
847,469 Shares
Common Stock

     The 847,469 shares of our common stock offered by this prospectus were originally issued by us in connection with our acquisition of all of the outstanding shares of iArchives, Inc. (“iArchives”) and excludes 174,939 shares issued by us and held in escrow. All of the shares of common stock offered by this prospectus may be sold from time to time by or on behalf of the selling stockholders named herein. The shares of common stock covered by this prospectus may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders. For more information with respect to the sale of shares of common stock offered by this prospectus, see “Plan of Distribution.”
     Our common stock is listed on The Nasdaq Global Select Market under the symbol ACOM. On January 18, 2011, the closing sale price of our common stock as reported on The Nasdaq Global Select Market was $34.85 per share.

     Investing in our common stock involves risks. See “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 and incorporated by reference in this prospectus.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The date of this prospectus is January 19, 2011

You should rely only on the information we have provided or incorporated by reference in this prospectus. We have not authorized any person to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospectus may have changed since those dates.

i

ANCESTRY.COM INC.
     Ancestry.com is the world’s largest online family history resource, with nearly 1.4 million paying subscribers around the world as of September 30, 2010. We have been a leader in the family history market for over 20 years and have helped pioneer the market for online family history research. We believe that most people have a fundamental desire to understand who they are and from where they came, and that anyone interested in discovering, preserving and sharing their family history is a potential user of Ancestry.com. We strive to make our service valuable to individuals ranging from the most committed family historians to those taking their first steps towards satisfying their curiosity about their family stories.
     Our principal executive offices are located at 360 West 4800 North, Provo, UT 84604, and our telephone number at that address is (801) 705-7000. Our corporate Web site address is http://corporate.ancestry.com. The contents of our Web sites are not incorporated in, or otherwise to be regarded as part of, this prospectus.
     Our investor relations Web site is located at http://ir.ancestry.com. We make available, free of charge, on our investor relations Web site under “Financials/SEC Filings,” our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the Securities and Exchange Commission (the “SEC”).
RISK FACTORS
     An investment in our common stock involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference, including our Quarterly Report for the period ending September 30, 2010, and our subsequent periodic filings with the Securities and Exchange Commission, and all of the other information contained in this prospectus before deciding whether to purchase our stock. Our business, prospects, financial condition or operating results could be materially adversely affected by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing the risks described in the documents incorporated by reference, you should also refer to the other information contained in or incorporated by reference in the prospectus, including our consolidated financial statements and the related notes, before deciding to purchase any shares of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated by reference into the registration statement of which this prospectus is a part contain forward-looking statements relating to future events and future performance. All statements other than those that are purely historical may be forward-looking statements. We may, in some cases, use words such as “project,” “believe,” “anticipate,” “continue,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” “will” or “may,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this prospectus include statements about:
•	our future financial performance, including our revenues, cost of revenues, operating expenses and ability to sustain profitability;

•	our rate of revenue and expense growth;

•	the pool of our potential subscribers;

•	our ability to attract and retain subscribers;

•	our ability to manage growth;

•	our ability to generate additional revenues on a cost-effective basis;

•	our ability to acquire content and make it available online;

•	our ability to enhance the subscribers’ experience and provide value;

•	our success with respect to any future or recent acquisitions;

•	our international expansion plans;

•	our ability to adequately manage costs and control margins and trends;

•	our investments in technology and the success of our promotional programs and new products;

•	our development of brand awareness;

•	our ability to retain and hire necessary employees;

•	our competitive position;

•	our liquidity and working capital requirements and the availability of cash and credit;

•	the seasonality of our business;

•	the impact of external market forces; and

•	the impact of claims or litigation.
     Although we believe that the assumptions underlying the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, which statements speak only as of the date of this prospectus. These important factors include those that we discuss in the documents incorporated by reference and in this prospectus. You should read these factors and the other cautionary statements we make as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents incorporated by reference. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. All subsequent written or spoken forward- looking statements attributable to our company or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS
     We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders.

SELLING STOCKHOLDERS
     The following table sets forth the total number of shares of our common stock held by each selling stockholder as of the date of this prospectus and the number of shares of our common stock of each selling stockholder offered by this prospectus. The term “selling stockholder” also includes persons who obtain common stock from the selling stockholders as a gift, on foreclosure of a pledge, in a distribution or dividend of assets by an entity to its equity holders or in another private transaction. No estimate can be given as to the number of shares of our common stock that each selling stockholder will own after the sale of any shares under this prospectus, because the selling stockholders may offer all, some or none of their respective shares. Based on 44,401,916 shares of common stock outstanding on September 30, 2010, no selling stockholder named in the table below owns or will own more than 1% of our outstanding common stock before or after the offering, except for Century Capital Partners II, L.P, which owns approximately 1.3% of our outstanding common stock before the offering. Unless otherwise noted below, the address of each selling stockholder listed in the table below is c/o Ancestry.com Inc., 360 West 4800 North, Provo, UT 84604.
     We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that he or she beneficially owns, subject to applicable community property laws.

	Number of Shares
	of Common Stock	Number of Shares
	Beneficially	of Common Stock
Name	Owned(1)	to be Offered
Angel Partners, Inc.	12,384	12,384
Belo Enterprises, Inc.	20,887	20,887
The Canopy Group, Inc.	62,743	62,743
Canopy Ventures I, L.P.	253,155	253,155
Century Capital Partners II, L.P.	462,622	462,622
Robert Epstein*	1,470	1,470
Allan Fulkerson	4,998	4,998
Davis R. Fulkerson	9,996	9,996
Outlook Capital Corporation	662	662
Michael D. Samouce*	3,558	3,558
James B. Stradtner	4,998	4,998
Alexander L. Thorndike	9,996	9,996
Total	847,469	847,469

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of the date of this prospectus, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The number of shares of common stock beneficially owned by certain holders listed in the table above do not include 174,939 shares issued by us to those holders and held in escrow in connection with our acquisition of iArchives, Inc. in October 2010. This information has been obtained from the selling stockholders, and we have not independently verified this information.

*	Affiliate of broker-dealer.

PLAN OF DISTRIBUTION
Resales by Selling Stockholders
     We are registering the shares of common stock on behalf of the selling stockholders pursuant to the terms of a registration rights agreement entered into in connection with our acquisition of iArchives, Inc. in October 2010. A copy of the registration rights agreement was filed with the Securities and Exchange Commission, and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
     Any or all of the selling stockholders may offer the shares of common stock from time to time, either in increments or in a single transaction. The selling stockholders may also decide not to sell all the shares of common stock they are allowed to sell under this prospectus. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.
     The term “selling stockholders” also includes persons who obtain common stock from the selling stockholders as a gift, on foreclosure of a pledge, in a distribution or dividend of assets by an entity to its equity holders or in another private transaction.
Types of Sale Transactions
     The selling stockholders may sell the shares of common stock offered by this prospectus at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices that may be changed. Sales of shares of our common stock by the selling stockholders may occur from time to time in one or more of the following types of transactions (which may involve crosses or block transactions):
•	through The Nasdaq Stock Market or any other securities exchange that quotes the common stock;

•	in the over-the-counter market;

•	in transactions other than on those exchanges or in the over-the-counter market (including negotiated transactions and other private transactions);

•	in short sales (sales of shares completed by delivery of borrowed stock) of the common stock, in transactions to cover short sales or otherwise in connection with short sales;

•	by pledge to secure debts and other obligations or on foreclosure of a pledge;

•	through put or call options, including the writing of exchange-traded call options, or other hedging transactions related to the common stock; or

•	in a combination of any of the above transactions.
     Selling stockholders may enter into hedging transactions from time to time in which a selling stockholder may:
•	enter into transactions with a broker-dealer or any other person in connection with which such broker-dealer or other person will engage in short sales of common stock, in which case such broker-dealer or other person may use shares of common stock received from the selling stockholder to close out its short positions;

•	sell common stock short itself and redeliver shares offered by this prospectus to close out its short positions or to close out stock loans incurred in connection with its short positions;

•	enter into option or other types of transactions that require the selling stockholder to deliver common stock to a broker-dealer or any other person, who will then resell or transfer the common stock under this prospectus; or

•	loan or pledge the common stock to a broker-dealer or any other person, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares under this prospectus.
     Selling stockholders may use broker-dealers or other persons to sell their shares in transactions that may include one or more of the following:
•	a block trade in which a broker-dealer or other person may resell a portion of the block, as principal or agent, in order to facilitate the transaction;

•	purchases by a broker-dealer or other person, as principal, and resale by the broker-dealer or other person for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.
     Resales by selling stockholders may be made directly to investors or through securities firms acting as underwriters, brokers or dealers. When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling stockholder’s agent in the resale of the shares of common stock by the selling stockholder, or the securities firm may purchase shares of our common stock from the selling stockholder as principal and thereafter resell those shares from time to time. The fees earned by or paid to the securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts to the extent permissible. The securities firm may resell the securities through other securities dealers, and commissions or concessions to those other dealers may be allowed.
     The selling stockholders and any agent, broker or dealer that participates in sales of common stock offered by this prospectus may be deemed “underwriters” under the Securities Act, and any commissions or other consideration received by any agent, broker or dealer may be considered underwriting discounts or commissions under the Securities Act.
     Instead of selling shares of common stock under this prospectus, the selling stockholders may sell shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available.
Regulation M
     We have informed the selling stockholders that the anti-manipulation provisions of Regulation M under the Exchange Act may apply to their sales of common stock.
Indemnification
     We have agreed to indemnify selling stockholders against certain liabilities arising under the Securities Act from sales of common stock. The selling stockholders may agree to indemnify any agent, broker or dealer that participates in sales of common stock against liabilities arising under the Securities Act from sales of common stock.
Effectiveness of Registration Statement
     Under the registration rights agreement, we will use our reasonable commercial efforts to keep the registration statement of which this prospectus is a part effective until the earlier of (i) the sale of all of the registrable securities registered under the registration statement and (ii) the date on which all registrable securities may be sold under Rule 144 of the Securities Act without any limitation as to volume.
     We are permitted to suspend the use of this prospectus not more than twice in any 12 month period if we have determined in good faith that such sales would require public disclosure by us of material nonpublic information that is not included in this prospectus and that immediate disclosures of such information would be detrimental to us. Such suspensions shall be for a period not to exceed 45 consecutive days with respect to any one suspension and an aggregate of 90 days during any 12 month period.
Expenses of this Offering
     We have agreed, among other things, to pay expenses incurred by us in connection with the registration and sale of the shares of common stock covered by this prospectus, including all SEC, Nasdaq Stock Market and blue sky registration and filing fees, printing expenses, transfer agents’ and registrars’ fees, and the reasonable fees and disbursements of our outside counsel and independent accountants.

DESCRIPTION OF CAPITAL STOCK
General
     The following is a summary of our capital stock and provisions of our certificate of incorporation and bylaws, as each is currently in effect and will be in effect. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, copies of which are incorporated by reference as exhibits to this registration statement. References in this section to “the company,” “we,” “us” and “our” refer to Ancestry.com Inc. and not to any of its subsidiaries.
     Our authorized capital consists of 175,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of undesignated preferred stock, $0.001 par value per share.
Common Stock
     As of September 30, 2010, there were 44,401,916 shares of common stock outstanding.
     Pursuant to our certificate of incorporation, holders of our common stock are entitled to one vote on all matters submitted to a vote of stockholders; provided, however, that, except as otherwise required by law, holders of common stock, as such, shall not be entitled to vote on any amendment to our certificate of incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our certificate of incorporation. Pursuant to our certificate of incorporation, common stockholders are not entitled to cumulative voting in the election of directors. This means that the holders of a majority of the voting shares are able to elect all of the directors then standing for election. Subject to the rights, if any, of the holders of any outstanding series of preferred stock, holders of our common stock shall be entitled to receive dividends out of any of our funds legally available when, as and if declared by the board of directors. Upon the dissolution, liquidation or winding up of the company, subject to the rights, if any, of the holders of our preferred stock, the holders of shares of our common stock shall be entitled to receive the assets of the company available for distribution to its stockholders ratably in proportion to the number of shares held by them. Holders of common stock do not have preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock, including those sold by the selling stockholders, are fully paid and nonassessable.
Preferred Stock
     As of September 30, 2010, there were no shares of preferred stock outstanding.
     Our board of directors is authorized to issue not more than an aggregate of 5,000,000 shares of preferred stock in one or more series, without stockholder approval. Our board of directors is authorized to establish, from time to time, the number of shares to be included in each series of preferred stock, and to fix the designation, powers, privileges, preferences, and relative participating, optional or other rights, if any, of the shares of each series of preferred stock, and any of its qualifications, limitations or restrictions. Our board of directors also is able to increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series of preferred stock then outstanding, without any further vote or action by the stockholders, without any vote or action by stockholders.
     In the future, our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could harm the voting power or other rights of the holders of our common stock, or that could decrease the amount of earnings and assets available for distribution to the holders of our common stock. The issuance of our preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other consequences, have the effect of delaying, deferring or preventing a change in our control and might harm the market price of our common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.
Registration Rights
     Pursuant to the terms of a Registration Rights Agreement between us and certain holders of our stock, including Spectrum Equity Investors V, L.P. and certain of its affiliates, certain holders of our stock are entitled to demand and piggyback rights.

     Demand Registration Rights. At any time, the holders of a majority of the registrable securities held by Spectrum Equity Investors V, L.P. and certain of its affiliates, collectively (the “Spectrum registrable securities”), may request registration under the Securities Act of all or part of their registrable securities on a Registration Statement on Form S-1 or any similar long-form registration statement or, if available, on a Registration Statement on Form S-3 or any similar short-form registration statement. The holders of a majority of the Spectrum registrable securities are entitled in the future to request a total of two long-form registrations in which the company will pay all registration expenses. In addition, the holders of a majority of the Spectrum registrable securities are entitled to request an unlimited number of short-form registrations in which the company will pay all registration expenses. However, the aggregate offering value of the registrable securities requested to be registered by Spectrum Equity Investors V, L.P. and certain of its affiliates in any short-form registration must equal at least $1,500,000 in the aggregate.
     The company will not be obligated to effect any demand registration within three months after the effective date of a previous demand registration. Moreover, the company may postpone for up to three months the filing of a registration statement for a demand registration if the company’s board of directors determines in its reasonable good faith judgment and the holders of at least a majority of the Spectrum registrable securities agree that such demand registration would reasonably be expected to have a material adverse effect on any proposal by the company to engage in a merger, consolidation or similar transaction. The company may delay a demand registration in this manner only once in every 12-month period.
     Piggyback Registration Rights. If we register any securities for public sale after this offering, our stockholders with piggyback registration rights under our Registration Rights Agreement have the right to include their shares in the registration, subject to certain exceptions. For example, if the piggyback registration is an underwritten primary offering and the managing underwriters advise the company that, in their opinion, the number of securities requested to be included in the offering exceeds the number which can be sold in such offering without adversely affecting the marketability of such offering, the company is required to include in the offering (i) first, the securities the company proposes to sell, (ii) second, the registrable securities requested to be included in such registration, pro rata among the holders of such registrable securities on the basis of the number of registrable securities owned by each such holder and (iii) third, any other securities requested to be included in such registration pro rata among those holders on the basis of the number of such securities owned by each such holder. The registration expenses of the holders of registrable securities will be paid by us in all piggyback registrations, regardless of whether such registration is consummated.
Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Our Bylaws
     Certain provisions of Delaware law and our certificate of incorporation and bylaws could make the acquisition of the company more difficult. These provisions of the Delaware General Corporation Law could prohibit or delay mergers or other takeover or change of control attempts and, accordingly, may discourage attempts to acquire us.
     These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids, and are designed to encourage persons seeking to acquire control of us to negotiate with our board of directors.
     Delaware Anti-Takeover Law. We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an interested stockholder is approved by our board of directors in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. The applicability of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
     Stockholder Meetings. Under our certificate of incorporation, only the board of directors, or the chairperson of the board of directors or the Chief Executive Officer with the concurrence of a majority of the board of directors may call special meetings of stockholders.
     Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.

     Elimination of Stockholder Action by Written Consent. Our certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting. This provision makes it more difficult for stockholders to take action opposed by the board of directors.
     Election and Removal of Directors. Our board of directors is divided into three classes, each serving staggered three-year terms. As a result, only a portion of our board of directors is elected each year. The board of directors has the exclusive right to increase or decrease the size of the board and to fill vacancies on the board. This system of electing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors. Additionally, directors may be removed for cause only with the approval of the holders of a majority of our outstanding common stock. Directors may be removed without cause only with the approval of two-thirds of our outstanding voting stock.
     Undesignated Preferred Stock. The authorization of undesignated preferred stock makes it possible for the board of directors, without stockholder approval, to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to obtain control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of the company.
     Amendment of Provisions in the Certificate of Incorporation. Our certificate of incorporation requires the affirmative vote of the holders of at least two-thirds of our outstanding voting stock in order to amend any provision of our certificate of incorporation concerning:
•	the required vote to amend or repeal the section of the certificate of incorporation providing for the right to amend or repeal provisions of the certificate of incorporation;

•	absence of the authority of stockholders to act by written consent;

•	authority to call a special meeting of stockholders;

•	number of directors and structure of the board of directors;

•	absence of the necessity of directors to be elected by written ballot; and

•	personal liability of directors to us and our stockholders.
     Amendment of Provisions in the Bylaws. Our bylaws require the affirmative vote of the holders of at least two-thirds of our outstanding voting stock in order to amend any provision of our bylaws concerning:
•	meetings of or actions taken by stockholders;

•	number of directors and their term of office;

•	election of directors;

•	removal of directors and the filling of vacancies on the board of directors;

•	indemnification of our directors, officers, employees and agents; and

•	amendment to our bylaws.
Transfer Agent and Registrar
     Mellon Investor Services LLC is the transfer agent and registrar for our common stock.
Listing
     Our common stock is listed on The Nasdaq Global Select Market under the symbol ACOM.

VALIDITY OF SECURITIES
     The validity of the shares of our common stock offered in the offering will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York.
EXPERTS
     The consolidated financial statements of Ancestry.com Inc. and subsidiaries appearing in Ancestry.com’s Annual Report (Form 10-K) for the year ended December 31, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
     This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. Any statements made in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matter involved, and each statement in this prospectus shall be deemed qualified in its entirety by this reference. You may read and copy all or any portion of the registration statement or any reports, statements or other information in the files at the following public reference facilities of the SEC:
Public Reference Room
100 F Street, NE
Washington, DC, 20549
     You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet Web site maintained by the SEC at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus. We incorporate by reference the documents listed below that we have previously filed with the SEC and any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and until this offering is completed (other than information in such documents that is deemed not to be filed):
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on February 26, 2010 (including the portions of our Proxy Statement on Schedule 14A, filed on April 12, 2010, incorporated by reference therein);

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010, June 30, 2010 and September 30, 2010, filed on May 7, 2010, August 11, 2010 and November 2, 2010, respectively;

•	Our Current Reports on Form 8-K filed on March 23, 2010, May 27, 2010, June 17, 2010, July 27, 2010, September 13, 2010, September 23, 2010 (Items 3.02 and 8.01 information only), and October 21, 2010 (Item 3.02 information only); and
     We will provide, upon written or oral request, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents) at no cost. We can be contacted at the address, phone number and e-mail address indicated below:
Investor Relations
Ancestry.com Inc.
360 West 4800 North
Provo, UT 84604
Tel: (212) 986-6667
investorrelations@ancestry.com

ITEM II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
     The estimated expenses in connection with the offering are as follows:

Name	Total
Securities and Exchange Commission registration fee	$4,015
Accounting fees and expenses	20,000
Legal fees and expenses	30,000
Miscellaneous	985

Total	$55,000

Item 14. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended. Our amended and restated certificate of incorporation provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our amended and restated bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our directors and certain of our executive officers containing provisions which may be, in some respects, broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Reference is also made to Section 10 of the underwriting agreement to be filed as Exhibit 1.1 hereto, which provides for indemnification by the underwriter of our officers and directors against certain liabilities.
Item 15. Recent Sales of Unregistered Securities.
     In the preceding three years, we have made the following sales of unregistered securities:
     1. Since December 5, 2007, holders of stock options exercised options to purchase an aggregate of 327,881 shares of our common stock at exercise prices ranging from $0.24 to $5.40 per share to employees, consultants and directors under the Generations Holding, Inc. Stock Purchase and Option Plan, the 2004 Stock Option Plan, the Executive Stock Plan and 1998 Stock Option Plan, as amended in 2002.
     2. On October 20, 2010, in connection with our acquisition of iArchives, we issued approximately 1.022 million shares of our common stock in exchange for shares of iArchives.
     The sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act, Regulation D or Regulation S promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701.

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Item 16. Exhibits and Financial Statement Schedules.
     (a) Exhibits.

		Description of Exhibit
Exhibit					Exhibit	Filed
Number	Exhibit Description	Form	File No.	Filing Date	Number	Herewith
3.1	Amended and Restated Certificate of Incorporation as amended and as in effect as of the date hereof.	S-1/A	333-160986	Nov. 2, 2009	3.2

3.2	Amended and Restated Bylaws as in effect as of the date hereof.	S-1/A	333-160986	Oct. 20, 2009	3.2

4.1	Form of Common Stock Certificate.	S-1/A	333-160986	Oct. 6, 2009	4.1

4.2	Registration Rights Agreement, dated October 20, 2010, among Ancestry.com Inc., Century Capital Partners II, L.P., Canopy Ventures I, L.P. and certain other stockholders of iArchives, Inc.	10-Q	001-34518	Nov. 2, 2010	4.1

4.3	Amendment No. 1, dated October 28, 2010, among Ancestry.com Inc., formerly known as Generations Holding, Inc., and certain Spectrum Group Stockholders to the Registration Rights Agreement, by and among Generations Holding, Inc., certain Spectrum Group Stockholders and certain Other Stockholders, dated December 5, 2007.	10-Q	001-34518	Nov. 2, 2010	4.2

5.1	Opinion of Gibson, Dunn & Crutcher LLP.					X

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.					X

24.1	Power of attorney (included on signature page hereof).					X

(b)	No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17. Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided however, That the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Provo, Utah on January 19, 2011.

ANCESTRY.COM INC.
By:	/s/ William Stern
William Stern
General Counsel and Corporate Secretary

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Timothy Sullivan, Howard Hochhauser and William Stern his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy Sullivan Timothy Sullivan	President and Chief Executive Officer and Director (Principal Executive Officer)	January 19, 2011

/s/ Howard Hochhauser Howard Hochhauser	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	January 19, 2011

/s/ Charles M. Boesenberg	Director	January 19, 2011
Charles M. Boesenberg

/s/ David Goldberg	Director	January 19, 2011
David Goldberg

/s/ Thomas Layton	Director	January 19, 2011
Thomas Layton

/s/ Elizabeth Nelson	Director	January 19, 2011
Elizabeth Nelson

/s/ Victor Parker	Director	January 19, 2011
Victor Parker

/s/ Benjamin Spero	Director	January 19, 2011
Benjamin Spero

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EXHIBIT INDEX

		Description of Exhibit
Exhibit					Exhibit	Filed
Number	Exhibit Description	Form	File No.	Filing Date	Number	Herewith
3.1	Amended and Restated Certificate of Incorporation as amended and as in effect as of the date hereof.	S-1/A	333-160986	Nov. 2, 2009	3.2

3.2	Amended and Restated Bylaws as in effect as of the date hereof.	S-1/A	333-160986	Oct. 20, 2009	3.2

4.1	Form of Common Stock Certificate.	S-1/A	333-160986	Oct. 6, 2009	4.1

4.2	Registration Rights Agreement, dated October 20, 2010, among Ancestry.com Inc., Century Capital Partners II, L.P., Canopy Ventures I, L.P. and certain other stockholders of iArchives, Inc.	10-Q	001-34518	Nov. 2, 2010	4.1

4.3	Amendment No. 1, dated October 28, 2010, among Ancestry.com Inc., formerly known as Generations Holding, Inc., and certain Spectrum Group Stockholders to the Registration Rights Agreement, by and among Generations Holding, Inc., certain Spectrum Group Stockholders and certain Other Stockholders, dated December 5, 2007.	10-Q	001-34518	Nov. 2, 2010	4.2

5.1	Opinion of Gibson, Dunn & Crutcher LLP.					X

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.					X

24.1	Power of attorney (included on signature page hereof).					X

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